EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Fulton Bancshares Corporation

We consent to the incorporation by reference in previously filed registration statements (Form SB-2 No. 33-85626) of Fulton Bancshares Corporation of our report dated February 16, 2006 appearing in the 2005 Annual Report to Shareholders incorporated by reference in this Form 10-K of Fulton Bancshares Corporation for the year ended December 31, 2005.

/S/ SMITH ELLIOTT KEARNS & COMPANY, LLC

Chambersburg, PA

March 13, 2006